Exhibit (a)(1)(E)
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
MICROFLUIDICS INTERNATIONAL CORPORATION

at
$1.35 Net Per Share
by
NANO MERGER SUB, INC.
a wholly-owned subsidiary of
IDEX CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, FEBRUARY 24, 2011, UNLESS THE OFFER IS EXTENDED.

To Our Clients:	January 25, 2011

Enclosed for your consideration is an Offer to Purchase dated January 25, 2011 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) relating to the offer by Nano Merger Sub, Inc., a Delaware corporation (the “Purchaser”) and a wholly-owned subsidiary of IDEX Corporation, a Delaware corporation (“IDEX”), to purchase all outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Microfluidics International Corporation, a Delaware corporation (“Microfluidics”), at a purchase price of $1.35 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase.

Also enclosed is the Letter to Stockholders from the President and Chief Executive Officer of Microfluidics accompanied by Microfluidics’ Solicitation/Recommendation Statement on Schedule 14D-9.

WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES FOR OUR ACCOUNT.

We request instructions as to whether you wish to tender any or all of the Shares held by us for your account according to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

1. The purchase price offered by the Purchaser is $1.35 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer to Purchase.

2. The Offer is being made for all outstanding Shares.

3. The board of directors of Microfluidics has unanimously: (i) determined that each of the transactions contemplated in the Merger Agreement (as defined below), including the Offer and the merger of the Purchaser with and into Microfluidics (the “Merger”), is fair to and in the best interests of Microfluidics and its stockholders; (ii) approved and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Offer and the Merger; and (iii) recommended that you accept the Offer and tender your Shares in the Offer, and adopt the Merger Agreement and approve the Merger, if adoption by Microfluidics’ stockholders is required by applicable law.

4. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of January 10, 2011 (the “Merger Agreement”), by and among IDEX, the Purchaser and Microfluidics under which, following the completion of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into Microfluidics, with Microfluidics surviving the Merger as a wholly-owned subsidiary of IDEX. At the effective time of the Merger, each outstanding Share (other than Shares that are owned by IDEX, the Purchaser or their subsidiaries or affiliates or Shares owned by Microfluidics or its subsidiary or by its stockholders who are entitled to and properly exercise appraisal rights under Delaware law) will be converted into the right to receive the price per Share paid in the Offer in cash, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

5. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, FEBRUARY 24, 2011 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED BY THE PURCHASER, IN WHICH EVENT THE TERM “EXPIRATION DATE” MEANS THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY THE PURCHASER, WILL EXPIRE.

6. There is no financing condition to the Offer. The Offer is conditioned on there being validly tendered in the Offer and not properly withdrawn before the expiration of the Offer, a number of Shares that, together with the Shares owned of record by IDEX or the Purchaser or with respect to which IDEX or the Purchaser has sole voting power, if any, represents at least a majority of the Shares outstanding and no less than a majority of the voting power of the outstanding shares of capital stock of Microfluidics entitled to vote in the election of directors or upon the adoption of the Merger Agreement, in each case determined after giving effect to the deemed vesting and exercise in full of all outstanding options to acquire Shares. The Offer is also subject to the satisfaction of certain other conditions set forth in the Offer to Purchase, including, among other conditions, the absence of any material adverse effect on Microfluidics having occurred since January 10, 2011. See Section 14 — “Conditions of the Offer” of the Offer to Purchase for a description of the conditions to the Offer.

7. Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Depositary (as defined below) or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser in the Offer. However, U.S. federal income tax backup withholding at a rate of 28% may be required unless an exemption applies and is properly demonstrated to the Depositary or other paying agent or unless the required taxpayer identification information and certain other certifications are provided to the Depositary or other paying agent. See Instruction 9 of the Letter of Transmittal.

Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf before the Expiration Date.

If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE.

Payment for Shares accepted for payment in the Offer will in all cases be made only after timely receipt by Registrar and Transfer Company (the “Depositary”) of (a) Share certificates (or a timely Book-Entry Confirmation) (as defined in the Offer to Purchase), (b) a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 3 of the Offer to Purchase, an Agent’s Message (as defined in the Offer to Purchase) in lieu of a Letter of Transmittal), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Share certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction or any administrative or judicial action pursuant thereto. However, the Purchaser may take such action as it deems necessary to make the Offer in any jurisdiction and extend the Offer to holders of such Shares in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

INSTRUCTIONS WITH RESPECT TO THE
OFFER TO PURCHASE FOR CASH
All Outstanding Shares of Common Stock
of

MICROFLUIDICS INTERNATIONAL CORPORATION
by
NANO MERGER SUB, INC.
a wholly-owned subsidiary of

IDEX CORPORATION

The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated January 25, 2011 (the “Offer to Purchase”), and the related Letter of Transmittal relating to shares of common stock, par value $0.01 per share (the “Shares”), of Microfluidics International Corporation, a Delaware corporation (“Microfluidics”).

This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

NUMBER OF SHARES TO BE TENDERED:(1)	SIGN HERE

Shares
(Signature(s))

Please Type or Print Names(s)

Please Type or Print Names(s)

Area Code and Telephone Number

Tax Identification Number or Social Security Number

Dated:

(1)	Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.